UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2016

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting Results

The Annual Meeting of Stockholders of the Company was held on October 6, 2016. The following matters were voted on at the Annual Meeting and received the approval of the Company’s stockholders:

(i) Election of David A. Daberko, Thomas S. Gross, Craig S. Morford and Frank C. Sullivan as Directors of the Company. The nominees were elected as Directors with the following votes:

David A. Daberko

For	105,237,590
Withheld	1,595,543
Broker non-votes	15,458,136

Thomas S. Gross

For	105,468,021
Withheld	1,365,112
Broker non-votes	15,458,136

Craig S. Morford

For	105,533,090
Withheld	1,300,043
Broker non-votes	15,458,136

Frank C. Sullivan

For	104,080,078
Withheld	2,753,055
Broker non-votes	15,458,136

In addition to the Directors above, the following Directors’ terms of office continued after the Annual Meeting: John P. Abizaid, Bruce A. Carbonari, Jenniffer D. Deckard, Salvatore D. Fazzolari, Frederick R. Nance, Charles A. Ratner, William B. Summers, Jr., and Dr. Jerry Sue Thornton.

(ii) The proposal to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, was approved with the following votes:

For	102,664,075
Against	3,192,772
Abstain	976,286
Broker non-votes	15,458,136

(iii) The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2017 was approved with the following votes:

For	121,323,368
Against	457,228
Abstain	510,673
Broker non-votes	0

For information on how the votes for the above matters were tabulated, see the Company’s Definitive Proxy Statement used in connection with the Annual Meeting of Stockholders on October 6, 2016.

Item 8.01. Other Events.

On October 6, 2016, the Company issued a press release announcing an increase in its quarterly cash dividend. A copy of the press release is furnished with this current report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company, dated October 6, 2016, announcing a dividend increase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc. (Registrant)

Date October 12, 2016	/s/ Edward W. Moore
Edward W. Moore Senior Vice President, General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of the Company, dated October 6, 2016, announcing a dividend increase.